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                                                Filed pursuant to Rule 424(b)(3)
                                                  Registration Number: 333-63504






                                   PROSPECTUS

                                2,424,004 SHARES

                       ADELPHIA COMMUNICATIONS CORPORATION

                              CLASS A COMMON STOCK

      The stockholders of Adelphia Communications Corporation as described under the caption "Selling Stockholders" on page 11 of this prospectus are offering and selling up to 2,424,004 shares of Adelphia's Class A common stock.

     Our Class A common stock is quoted on the Nasdaq National Market. Our Class A common stock's ticker symbol is "ADLAC." On June 29, 2001, the closing sale price on the Nasdaq National Market of a single share of Class A common stock was $41.00.

     Our common stock includes Class A and Class B common stock. The rights of holders of the Class A common stock and Class B common stock differ with respect to certain aspects of dividends, liquidations and voting. The Class A common stock has preferential rights with respect to cash dividends and distributions upon the liquidation of Adelphia. Holders of Class B common stock are entitled to greater voting rights than the holders of Class A common stock; however, the holders of Class A common stock, voting as a separate class, are entitled to elect one of Adelphia's directors.

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     YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" BEGINNING ON PAGE 3 FOR A
DISCUSSION OF THINGS YOU SHOULD CONSIDER WHEN INVESTING IN OUR CLASS A COMMON STOCK.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                  THE DATE OF THIS PROSPECTUS IS JULY 2, 2001.

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                                TABLE OF CONTENTS

Adelphia..................................................................... 2

Risk Factors................................................................. 3

Dilution..................................................................... 11

Use of Proceeds.............................................................. 11

Selling Stockholders......................................................... 11

Plan of Distribution......................................................... 12

Where You Can Find More Information.......................................... 14

Experts...................................................................... 15




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         This summary may not contain all the information that may be important to you. You should read the entire prospectus and those documents incorporated by reference into this document, including the risk factors, financial data and related notes, before making an investment decision. When we use the term Adelphia Parent Company in this prospectus, we are referring only to the parent holding company entity, Adelphia Communications Corporation, and not to its subsidiaries.

                                    ADELPHIA

         Adelphia is a leader in the telecommunications industry with cable television and local telephone operations. We are the sixth largest cable television operator in the United States. Through our subsidiary Adelphia Business Solutions, Inc., we own and operate a leading national provider of facilities-based integrated communications services. John J. Rigas, the Chairman, President, Chief Executive Officer and founder of Adelphia, has owned and operated cable television systems since 1952.

         Our operations consist of providing telecommunications services primarily over our networks, which are commonly referred to as broadband networks because they can transmit large quantities of voice, video and data by way of digital or analog signals. We owned cable television systems with broadband networks that passed in front of approximately 9.5 million homes and served approximately 5.8 million basic subscribers as of March 31, 2001, after giving effect to pending cable system acquisitions. Our core cable systems are organized into six clusters: Los Angeles, PONY (Western Pennsylvania, Ohio and New York), New England, Florida, Virginia and Colorado Springs. Approximately 45% of our basic subscribers are located in our Los Angeles and PONY clusters and approximately 82% of our basic subscribers are located in our six core clusters.

         Adelphia Business Solutions provides its customers with alternatives to the incumbent local telephone company for local and long distance voice services, high-speed data and Internet services. Adelphia Business Solutions' telephone operations are referred to as being facilities based, which means it generally owns or has long-term leases for the local telecommunications networks and facilities it uses to deliver these services. Adelphia Business Solutions served 75 markets and had 309 central office collocations as of March 31, 2001. Adelphia Business Solutions' Class A common stock is quoted on the Nasdaq National Market under the symbol "ABIZ."

         For recent developments regarding Adelphia, we refer you to our most recent and future filings under the Exchange Act.

         Our executive offices are located at One North Main Street, Coudersport, Pennsylvania 16915, and our telephone number is (814) 274-9830.




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                                  RISK FACTORS

         Before you invest in our Class A common stock, you should be aware that there are various risks associated with investing in Adelphia, including those described below. You should consider carefully these risk factors together with all of the other information included in or incorporated by reference in this prospectus before you decide to purchase shares of Adelphia Class A common stock.

HIGH LEVEL OF INDEBTEDNESS

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
       As of March 31, 2001, we owed       Adelphia has a substantial amount of debt. We borrowed this money to purchase and to
approximately $13.7 billion. Our high      expand our cable systems and other operations and, to a lesser extent, for investments
level of indebtedness can have important   and loans to our subsidiaries and other affiliates. At March 31, 2001, our
adverse consequences to us and to you.     indebtedness totaled approximately $13.7 billion. This included approximately:

                                           o    $4.3 billion of Adelphia Parent Company public debt;

                                           o    $852.1 million of public debt owed by our subsidiary, Adelphia Business Solutions;

                                           o    $1.8 billion of public debt owed by our subsidiary, Arahova Communications, Inc.;

                                           o    $531.2 million of public debt owed by our subsidiary, FrontierVision Partners, L.P.;

                                           o    $202.9 million of public debt owed by our subsidiary, Olympus Communications, L.P.;
                                                and

                                           o    $6.0 billion of other debt owed by our subsidiaries to banks, other financial institutions and other persons.

       Debt service consumes a             Our high level of indebtedness can have important adverse consequences to us and to you.
substantial portion of the cash we         It requires that we spend a substantial portion of the cash we get from our business to
generate. This could affect our ability    repay the principal and interest on these debts. Otherwise, we could use these funds for
to invest in our business in the future    general corporate purposes or for capital improvements. Our ability to obtain new loans
as well as to react to changes in our      for working capital, capital expenditures, acquisitions or capital improvements may be
industry or economic downturns.            limited by our current level of debt. In addition, having such a high level of debt could limit our ability to react to changes in our industry and to economic conditions generally. In addition to our debt, at March 31, 2001, the Adelphia Parent Company had approximately $148.6 million and Adelphia Business Solutions had approximately $306.9 million of redeemable exchangeable preferred stock which contain payment obligations that are similar to Adelphia's debt obligations.

       Approximately 44% of our debt       Our debt comes due at various times through the year 2017, including an aggregate of
outstanding at March 31, 2001              approximately $5.9 billion as of March 31, 2001, which matures on or before December 31,
matures on or before December 31,          2005.
2005 and all of it matures prior to
December 31, 2017.

OUR BUSINESS REQUIRES SUBSTANTIAL          Our business requires substantial additional financing on a continuing basis for
ADDITIONAL FINANCING AND IF WE DO NOT      capital expenditures and other purposes including:
OBTAIN THAT FINANCING WE MAY NOT BE
ABLE TO UPGRADE OUR PLANT, OFFER           o    constructing and upgrading our plant and networks--some of these upgrades we must
SERVICES,MAKE PAYMENTS WHEN DUE OR              make to comply with the requirements of local cable franchise authorities;
REFINANCE EXISTING DEBT
                                           o    offering new services;

                                           o    scheduled principal and interest payments;

                                           o    refinancing existing debt; and

                                           o    acquisitions and investments.

                                           There can be no guarantee that we will be able to issue additional debt or sell stock or other additional equity on satisfactory terms, or at all, to meet our future financing needs.
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
WE HAVE HAD LARGE LOSSES AND               Our Total Convertible Preferred Stock, Common Stock and Other Stockholders' Equity at
WE EXPECT THIS TO CONTINUE                 March 31, 2001 was approximately $5.2 billion.

                                           Our continuing net losses, which are mainly due to our high levels of depreciation and amortization and interest expense, may create deficiencies in or reduce our Total
                                           Convertible Preferred Stock, Common Stock and Other Stockholders' Equity. Our recent net
                                           (losses) income applicable to our common stockholders were approximately as follows for the periods specified:

                                           o    nine months ended December 31, 1998--$(114.5) million;

                                           o    fiscal year ended December 31, 1999--$(282.7) million;

                                           o    fiscal year ended December 31, 2000--$(602.5) million; and

                                           o    three months ended March 31, 2001--$137.1 million.

                                           We expect to continue to incur large net losses for the next several years. Net income for the three months ended March 31, 2001 includes a substantial non-cash gain on a cable systems swap.

     Historically our earnings have        For the nine months ended December 31, 1998 and the years ended December 31, 1999 and
been insufficient to pay for our fixed     2000, our earnings from continuing operations could not pay for our combined fixed
charges and preferred stock                charges and preferred stock dividends as set forth in the table below, although combined
dividends.                                 fixed charges and preferred stock dividends included substantial non-cash charges for depreciation, amortization and non-cash interest expense on some of our debts and the non-cash expense of Adelphia Business Solutions' preferred stock dividends:


                                                                                                      EARNINGS         NON-CASH
                                                                                                     DEFICIENCY        CHARGES
                                                                                                     ----------        -------
                                                                                                           (IN THOUSANDS)
                                           o    nine months ended December 31, 1998                   $ 95,595         $186,173
                                           o    fiscal year ended December 31, 1999                   $281,975         $455,266
                                           o    fiscal year ended December 31, 2000                   $916,103       $1,053,900


                                           For the three months ended March 31, 2001, our ratio of earnings to combined fixed charges and preferred stock dividends was 1.68 to 1.00, however our earnings included a substantial non-cash gain on a cable systems swap.

     If we cannot refinance our debt       Historically, the cash we generate from our operating activities and borrowings has been
or obtain new loans, we would likely       sufficient to meet our requirements for debt service, working capital, capital
have to consider various financing         expenditures and investments in and advances to our affiliates, and we have depended on
options. We cannot guarantee that          additional borrowings to meet our liquidity requirements. Although in the past we have
any options available to us would          been able both to refinance our debt and to obtain new debt, there can be no guarantee
enable us to repay our debt in full.       that we will be able to continue to do so in the future or that the cost to us or the other terms which would affect us would be as favorable to us as current loans and credit agreements. Under these circumstances, we may need to consider various financing options, such as the sale of additional equity or some of our assets to meet the principal and interest payments we owe, negotiate with our lenders to restructure existing loans or explore other options available under applicable laws including those under reorganization or bankruptcy laws. We believe that our business will continue to generate cash and that we will be able to obtain new loans to meet our cash needs.
                                           However, the covenants in the indentures and credit agreements for our current debt provide some limitations on our ability to borrow more money.

COMPETITION                                The telecommunications services provided by Adelphia are subject to strong competition and potential competition from various sources.
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
    Our cable television business is       Our cable television systems compete with other means of distributing video to home
subject to strong competition from         televisions such as Direct Broadcast Satellite systems, commonly known as DBS systems.
several sources which could adversely      Some local telephone companies have expressed an interest in entering the video-to-home
affect revenue or revenue growth.          business.

                                           In addition, because our systems are operated under non-exclusive franchises, other applicants may obtain franchises in our franchise areas and overbuild our systems. For example, some regional Bell telephone operating companies and local telephone companies have facilities which are capable of delivering cable television service and could seek competitive franchises. We cannot predict either the extent to which competition will continue to materialize or, if such competition materializes, the extent of its effect on our cable television business.

                                           Our cable television systems also face competition from other communications and entertainment media, including conventional off-air television broadcasting services, newspapers, movie theaters, live sporting events and home video products. We cannot predict the extent to which competition may affect us.

                                           Our cable modem and dial up Internet access business is currently subject to strong competition and there exists the potential for future competition from a number of sources. With respect to high-speed cable modem service, telephone companies are beginning to implement various digital subscriber line services, xDSL, that allow high-speed internet access services to be offered over telephone lines. DBS companies offer high-speed Internet access over their satellite facilities and other terrestrial based wireless operators, or MultiChannel Multipoint Distribution Systems, commonly known as MMDS, are beginning to introduce high-speed access as well. In addition, there are now a number of legislative, judicial and regulatory efforts seeking to mandate cable television operators to provide open access to their facilities to competitors that want to offer Internet access over cable services. With respect to dial up Internet access services, there are numerous competitive Internet Service Providers commonly known as ISPs, in virtually every franchise area. The local telephone exchange company typically offers ISP services, as do a number of other nationally marketed ISPs such as
                                           America Online, Compuserve and AT&T Worldnet. Adelphia cannot predict the extent to which competition will continue to materialize or, if such competition materializes, the extent of its effect on our Internet access business.

       We depend on third-party            We depend on vendors to supply our cable and telephone related electronic equipment,
equipment and software suppliers. If       such as the set-top converter boxes for analog and digital cable services. This
we are unable to procure the               equipment is available from a limited number of suppliers. For example, we typically
necessary equipment, our ability to        purchase set-top converter boxes under purchase orders placed from time to time and do
offer our services could be impaired.      not carry significant inventories of set-top converter boxes. If demand for set-top
This could adversely affect our            converter boxes exceeds our supply or inventories and we are unable to obtain required
growth, financial condition and            set-top converter boxes on a timely basis and at an acceptable cost, our ability to
results of operations.                     recognize additional revenue from these services could be delayed or impaired. In addition, if there are no suppliers who are able to provide converter devices that comply with evolving Internet and telecommunications standards or that are compatible with other products or components we use, our business may be materially impaired.

       Adelphia Business Solutions'        In each of the markets served by Adelphia Business Solutions' networks, the competitive
operations are also subject to risk        local exchange carrier services offered by Adelphia Business Solutions compete
because Adelphia Business Solutions        principally with the services offered by the incumbent local telephone exchange carrier
competes principally with established      company serving that area. Local telephone companies have long-standing relationships
local telephone carriers that have         with their customers, have the potential to subsidize competitive services from monopoly
long-standing utility relationships with   service revenues, and benefit from favorable state and federal regulations. The mergers
their customers and pricing flexibility    of Bell Atlantic and NYNEX, SBC and Ameritech, and Bell Atlantic and GTE, which created
for local telephone services.              Verizon Communications, created very large companies whose combined territories cover a substantial portion of Adelphia Business Solutions' markets. Other combinations have occurred in the industry, such as the mergers between Qwest and US West, and AOL and
                                           Time Warner, which may have a material adverse effect on Adelphia Business Solutions'
                                           ability to compete and terminate and originate calls over Adelphia Business Solutions'
                                           networks.
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
                                           We believe that local telephone companies will gain increased pricing flexibility from regulators as competition increases. Adelphia Business Solutions' operating results and cash flow could be materially and adversely affected by actions by regulators, including permitting the incumbent local telephone companies in Adelphia Business Solutions'
                                           markets to do the following:

                                           o    lower their rates substantially;

                                           o    engage in aggressive volume and term discount pricing practices for their customers; or

                                           o    charge excessive fees or otherwise impose on Adelphia Business Solutions excessive obstacles for interconnection to the incumbent local telephone company's networks.

       If the regional Bell telephone      The regional Bell telephone operating companies can now obtain regulatory approval to
operating companies obtain                 offer long distance services if they comply with the local market opening requirements
regulatory approval to offer long          of the federal Telecommunications Act of 1996. To date, the FCC has authorized Verizon
distance service in competition with       to provide long distance services in New York and Massachusetts, and SBC to provide
Adelphia Business Solutions'               these services in Texas, Kansas, and Oklahoma. The FCC has rejected several other
significant customers, some of these       applications, but we expect that numerous additional requests will be filed by Bell
major customers could lose market          operating companies over the next few years. Approvals of such requests could result in
share.                                     decreased market share for the major long distance carriers which are among Adelphia
                                           Business Solutions' significant customers. This could have a material adverse effect on
                                           Adelphia Business Solutions.

                                           In addition, once they obtain long distance authority, the regional Bell telephone operating companies could be less cooperative in providing access to their networks.
                                           This lack of cooperation, or labor strikes or work stoppages similar to the August 2000
                                           Verizon strike, could impair or delay the ability of Adelphia Business Solutions to connect its networks with those of the incumbent local exchange carriers.

       The regional Bell telephone         Some of the regional Bell operating companies have also filed petitions with the FCC
companies continue to seek other           requesting waivers of other obligations under the federal Telecommunications Act of
regulatory approvals that could            1996. These involve services Adelphia Business Solutions also provides such as high
significantly enhance their                speed data, long distance, and services to ISPs. If the FCC grants the regional Bell
competitive position against Adelphia      operating companies' petitions, this could have a material adverse effect on Adelphia
Business Solutions.                        Business Solutions.

       Potential competitors to            Potential competitors of Adelphia Business Solutions include other competitive local
Adelphia Business Solutions'               exchange carriers, incumbent local telephone companies which are not subject to regional
telecommunications services include        Bell operating companies' restrictions on offering long distance service, AT&T,
the regional Bell telephone                WorldCom, Sprint, Global Crossing and other long distance carriers, cable television
companies, AT&T, WorldCom and              companies, electric utilities, microwave carriers, wireless telecommunications
Sprint, electric utilities and other       providers, and private networks built by large end users. Both AT&T and WorldCom offer
companies that have advantages over        local telephone services in some areas of the country and are expanding their networks.
Adelphia Business Solutions.               AT&T also merged with both Tele-Communications, Inc. and MediaOne Group, Inc., thereby becoming the largest operator of cable television systems in the country. Although we have good relationships with the long distance carriers, they could build their own facilities, purchase other carriers or their facilities, or resell the services of other carriers rather than use Adelphia Business Solutions' services when entering the market for local exchange services.

                                           Many of Adelphia Business Solutions' current and potential competitors, particularly incumbent local telephone companies, have financial, personnel and other resources substantially greater than those of Adelphia Business Solutions, as well as other competitive advantages over Adelphia Business Solutions.

WE ARE SUBJECT TO EXTENSIVE                The cable television industry and the provision of local telephone exchange services are
REGULATION                                 subject to extensive regulation at the federal, state and local levels, and many aspects of
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
       Our cable television and            such regulation are currently the subject of judicial proceedings and administrative or
telecommunications businesses are          legislative proposals. In particular, FCC regulations limit our ability to set and
heavily regulated as to rates we can       increase rates for our basic cable television service package and for the provision of
charge and other matters. This             cable television-related equipment. The law permits certified local franchising
regulation could limit our ability to      authorities to order refunds of rates paid in the previous 12-month period determined to
increase rates, cause us to decrease       be in excess of the permitted reasonable rates. It is possible that rate reductions or
then current rates or require us to        refunds of previously collected fees may be required in the future. In addition, the FCC
refund previously collected fees.          has recently adopted rules which will require cable operators to carry the digital signals of broadcast television stations. However, the FCC has tentatively decided that cable operators should not be required to carry both the analog and digital services of broadcast television stations while broadcasters are transitioning from analog to digital transmission. Carrying both the analog and digital services of broadcast television stations would consume additional cable capacity. As a result, a requirement to carry both analog and digital services of broadcast television stations could require the removal of popular programming services with materially adverse results for cable operators.

                                           We must comply with rules of the local franchising authorities to retain and renew our cable franchises, among other matters. There can be no assurances that the franchising authorities will not impose new and more restrictive requirements as a condition to franchise renewal.

                                           Similarly, Adelphia Business Solutions is subject to state and local regulations and in some cases must obtain appropriate state certifications and/or local franchises to construct facilities and offer services. There can be no assurance that Adelphia
                                           Business Solutions' state and local regulators will not impose new and more restrictive requirements as a condition to renew any required certifications and franchises.

                                           On February 26, 1999, the FCC released a Declaratory Ruling and Notice of Proposed
                                           Rulemaking which held that calls to ISPs within a local calling area are "non-local"
                                           because such calls tend to continue beyond state borders, meaning that the reciprocal compensation provisions of the federal Telecommunications Act of 1996 did not apply to calls to ISPs. However, the FCC left open the possibility that state commissions could impose reciprocal compensation obligations on local exchange carriers that send calls to
                                           ISPs. Imposition of reciprocal compensation obligations would benefit the local exchange carriers that terminate the calls with the ISP, such as competitive local Exchange carriers that provide local exchange services to their own ISPs. As ISPs do not make outgoing calls, the compensation for terminating traffic would always flow from the LECs that originate the calls to the LECs that terminate the calls. The United States Court of Appeals for the District of Columbia Circuit vacated this FCC ruling on March 24,
                                           2000, and remanded the matter to the FCC. On April 27, 2001, the FCC decided on remand that calls to ISPs constitute interstate access traffic and thus are not subject to reciprocal compensation. Rather than immediately eliminate the current system, the FCC established a transitional cost recovery mechanism for the exchange of this traffic. In addition, the FCC capped the number of minutes for which a CLEC may receive compensation in a given state, at the number of minutes received in the first quarter of 2001
                                           (annualized), plus a 10% growth factor. It appears likely that this ruling will be appealed. In the meantime, the FCC's current order and/or subsequent state or court rulings could affect the costs incurred by ISPs and CLECs and the demand for their services.

                                           Proposals are continuing to be made before Congress and the FCC to mandate cable operators to provide "open access" over their cable systems to other ISPs. To date, the
                                           FCC has declined to impose such requirements. This same open access issue is being considered by some local franchising authorities as well. Several local franchising authorities have mandated open access. This issue is being actively litigated. A federal district court in Portland, Oregon, upheld the authority of the local franchising authority to impose an open
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
                                           access requirement in connection with a cable television franchise transfer. On appeal, the U.S. Court of Appeals for the Ninth Circuit reversed the district court and ruled that a local franchising authority has no authority to impose an open access requirement on cable television operators. Additionally, federal district courts in Richmond,
                                           Virginia and Miami, Florida have held that a local franchising authority cannot impose an open access requirement. The Virginia case has been appealed to the U.S. Court of
                                           Appeals for the Fourth Circuit. If the FCC or other authorities mandate additional access to Adelphia's cable systems, we cannot predict the effect that this would have on our Internet access over cable business.

       The federal Telecommunications      The federal Telecommunications Act of 1996 substantially changed federal, state and
Act of 1996 may have a significant         local laws and regulations governing our cable television and telecommunications
impact on our cable television and         businesses. This law could materially affect the growth and operation of the cable
telephone businesses.                       television industry and the cable services we provide. Although this legislation may lessen regulatory burdens, the cable television industry may be subject to new competition as a result. There are numerous rulemakings that have been and continue to be undertaken by the FCC which will interpret and implement the provisions of this law.
                                           Furthermore, portions of this law have been, and likely other portions will be, challenged in the courts. We cannot predict the outcome of such rulemakings or lawsuits or the short- and long-term effect, financial or otherwise, of this law and FCC rulemakings on us.

                                           Similarly, the federal Telecommunications Act of 1996 removes entry barriers for all companies and could increase substantially the number of competitors offering comparable services in Adelphia Business Solutions' markets or potential markets. Furthermore, we cannot guarantee that rules adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry will not have a material adverse effect on Adelphia Business Solutions.

UNEQUAL VOTING RIGHTS OF                   Adelphia has two classes of common stock--Class A which carries one vote per share and
STOCKHOLDERS                               Class B which carries 10 votes per share. Under Adelphia's Certificate of Incorporation, the Class A shares elect only one of our nine directors.

CONTROL OF VOTING POWER BY THE             While the public owns a majority of the outstanding shares of Adelphia's Class A common
RIGAS FAMILY                               stock, the Rigas family owns about 16.7% of those shares as of April 1, 2001, as well as all of the outstanding shares of Class B common stock. The Rigas family has also agreed
       The Rigas family can control        to purchase (i) approximately 5,819,367 shares of Class B common stock, (ii)
stockholder decisions on very              $167,367,000 of 6% convertible subordinated notes due 2006, which are initially
important matters.                         convertible into approximately 3,000,000 shares of Class B common stock, and (iii)
                                           $400,000,000 of 3.25% convertible subordinated notes due 2021, which are initially convertible into approximately 9,141,000 shares of Class B common stock, pursuant to separate purchase agreements between Adelphia and Highland 2000, L.P., a Rigas family partnership, which when consummated (and assuming full conversion into Class B common stock by only the Rigas family) would result in the Rigas family beneficially owning shares representing approximately 32.9% of the total number of outstanding shares of both classes of Adelphia's common stock and approximately 75.7% of the total voting power of Adelphia's shares. As a result of the Rigas family's stock ownership and an agreement among the Class B stockholders, members of the Rigas family have the power to elect eight of nine Adelphia directors. In addition, the Rigas family could control stockholder decisions on other matters such as amendments to Adelphia's Certificate of
                                           Incorporation and Bylaws, and mergers or other fundamental corporate transactions.

THERE ARE POTENTIAL CONFLICTS OF           John J. Rigas and the other executive officers of Adelphia, including other members of
INTEREST BETWEEN ADELPHIA AND THE          the Rigas family, own other corporations and partnerships, which are managed by us for a
RIGAS FAMILY                               fee. Subject to the restrictions contained in a business opportunity agreement regarding future acquisitions, Rigas family members and the executive officers are free to continue to own these interests and acquire additional interests in cable television systems. These activities could present a conflict of interest with Adelphia, such as how much time our executive officers devote to our business. In addition, there have been and will continue to be transactions between us and the executive officers or the other entities they own or with which they have affiliations.
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
HOLDING COMPANY STRUCTURE AND              The Adelphia Parent Company directly owns no significant assets other than stock,
POTENTIAL IMPACT OF RESTRICTIVE            partnership interests and equity and other interests in our subsidiaries and in other
COVENANTS IN SUBSIDIARY DEBT               companies. This creates risks regarding our ability to provide cash to the Adelphia
AGREEMENTS                                 Parent Company to repay the interest and principal which it owes, our ability to pay cash dividends to our common stockholders in the future, and the ability of our subsidiaries and other companies to respond to changing business and economic conditions and to get new loans.

       The Adelphia Parent Company         The public indentures and the credit agreements for bank and other financial institution
depends on its subsidiaries and other      loans of our subsidiaries and other companies in which we have invested, restrict
companies in which it has investments      their ability and the ability of the companies they own to make payments the Adelphia
to fund its cash needs.                    Parent Company. These agreements also place other restrictions on the borrower's ability to borrow new funds. The ability of a subsidiary or a company in which we have invested to comply with debt restrictions may be affected by events that are beyond our control.
                                           The breach of any of these covenants could result in a default which could result in all loans and other amounts owed to its lenders becoming due and payable. Our subsidiaries and companies in which we have invested might not be able to repay in full the accelerated loans.

IT IS UNLIKELY YOU WILL RECEIVE A          Adelphia has never declared or paid cash dividends on any of its common stock and has
RETURN ON YOUR SHARES THROUGH              no intention of doing so in the foreseeable future. As a result, it is unlikely that
THE PAYMENT OF CASH DIVIDENDS              you will receive a return on your shares through the payment of cash dividends.

FUTURE SALES OF ADELPHIA COMMON            Sales of a substantial number of shares of Class A common stock or Class B common stock,
STOCK COULD ADVERSELY AFFECT ITS           including sales by any pledgees of such shares, could adversely affect the market price
MARKET PRICE                               of Class A common stock and could impair our ability in the future to raise capital through stock offerings. Under various registration rights agreements or arrangements, the Rigas family has the right, subject to some limitations, to require Adelphia to register substantially all of the shares which it owns of Class A common stock, consisting of approximately 25,600,000 shares, Class B common stock, consisting of
                                           19,235,998 shares and the equivalent number of shares of Class A common stock into which they may be converted. Among others, Adelphia has registered or agreed to register for public sale the following shares:

                                           o    for Citizens Cable Company--1,852,302 shares of Class A common stock owned as of
                                                October 1, 1999;

                                           o    for the selling stockholders receiving shares in the Verto Communications, Inc.
                                                acquisition--2,574,379 shares of Class A common stock;

                                           o    for the former owners of FrontierVision--approximately 7,000,000 shares of Class A common stock in connection with the FrontierVision acquisition;

                                           o    for the selling stockholders receiving shares in the Benchmark Media, Inc.
                                                acquisition--2,394,778 shares of Class A common stock;

                                           o    for the selling stockholders receiving shares in the Buenavision Telecommunications,
                                                Inc. acquisition--453,636 shares of Class A common stock;

                                           o    for an entity controlled by members of the family of John J. Rigas-5,819,367 shares of Class B (and the underlying Class A) common stock to be purchased by that entity within 270 days from January 23, 2001;

                                           o    for members of the immediate family of John J. Rigas and entities they control and the Estate of Bill Daniels--up to approximately 12,000,000 shares of Class A common stock (including Class B common stock to be converted into Class A) in connection with the Rigas family's acquisition of cable systems from the Estate of Bill
                                                Daniels, including 2,424,004 shares being offered pursuant to this prospectus;

                                           o    for an entity controlled by members of the family of John J. Rigas--approximately
                                                3,000,000 shares of Class B (and the underlying Class A) common stock, upon conversion of the convertible subordinated notes to be purchased by that entity within 270 days from January 23, 2001;

                                           o    for an entity controlled by members of the family of John J. Rigas-approximately
                                                9,141,000 shares of Class B (and the underlying Class A) common stock,

                                                upon conversion of the convertible subordinated notes to be purchased by that entity within 270 days from April 25, 2001;

                                           o    in connection with the acquisition of cable television systems from AT&T Corp.
                                                approximately $73,000,000 of shares of Class A common stock to be issued upon the closing of that transaction;

                                           o    in connection with the Century Communications Corp. acquisition approximately
                                                26,000,000 shares of Class A common stock held by Leonard Tow and trusts and foundations established by Mr. Tow; and

                                           o    in connection with the acquisition of the greater Cleveland systems from Cablevision
                                                Systems Corporation, 10,800,000 shares of Class A common stock.

                                           In addition, the Rigas family may pledge their shares in connection with margin loans made to members of the Rigas family. These pledgees could freely sell any shares acquired upon a foreclosure.

OUR ACQUISITIONS AND EXPANSION             Because we are experiencing a period of rapid expansion through acquisition, the
COULD INVOLVE OPERATIONAL AND              operating complexity of Adelphia, as well as the responsibilities of management
OTHER RISKS                                personnel, have increased. Our ability to manage such expansion effectively will require us to continue to expand and improve our operational and financial systems and to expand, train and manage our employee base.

                                           Our recent and pending acquisitions involve, and our future acquisitions will involve, the acquisition of companies that have previously operated independently. There is no guarantee that we will be able to realize the benefits expected from the integration of operations from these transactions.

PURCHASERS OF OUR COMMON STOCK             Persons purchasing Class A common stock will incur immediate and substantial net
WILL INCUR IMMEDIATE DILUTION              tangible book value dilution.

FORWARD-LOOKING STATEMENTS IN              The statements contained or incorporated by reference in this prospectus that are not
THIS PROSPECTUS ARE SUBJECT TO             historical facts are "forward-looking statements" and can be identified by the use of
RISKS AND UNCERTAINTIES                    forward-looking terminology such as "believes," "expects," "may," "will," "should,"
                                           "intends" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.

                                           Certain information set forth or incorporated by reference in this prospectus, including
                                           "Management's Discussion and Analysis of Financial Condition and Results of Operations"
                                           in Adelphia's Annual Report on Form 10-K, as amended by Form 10-K/A, and in Adelphia's most recent Quarterly Report on Form 10-Q is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, us. These risks and uncertainties include, but are not limited to, uncertainties relating to general business and economic conditions, our growth and financings, the availability and cost of capital, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, dependence on customers and their spending patterns, risks associated with reliance on the performance and financial condition of vendors and customers, product acceptance, our ability to execute on our business plans and to construct, expand and upgrade our cable systems, fiber optic networks and related facilities, technological developments and changes in the competitive environment in which we operate. Persons reading this prospectus are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward-looking statements.

                                    DILUTION

         The net tangible book value of Adelphia's common stock as of March 31, 2001 was a deficit of approximately $10,309,584,000 or a negative $59.70 a share. Net tangible book value per share represents the amount of Adelphia's convertible preferred stock, common stock and other stockholders' equity, less intangible assets, divided by shares of Adelphia's common stock outstanding. Purchasers of Class A common stock will have an immediate dilution of net tangible book value which will exceed the purchase price per share, due to our having a net tangible book value deficit.

                                 USE OF PROCEEDS

         All net proceeds from the sale of the shares will go to the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.

                              SELLING STOCKHOLDERS

         The selling stockholder is the Estate of Bill Daniels. The offered shares consist of shares of Class A common stock which were owned by members of the family of John J. Rigas and transferred to the Estate of Bill Daniels upon the closing of a Rigas family entity's acquisition of two cable television systems from the Estate of Bill Daniels.

         The net proceeds from any sales made by the Estate of Bill Daniels of any of these offered shares of Class A common stock will belong to the Estate of Bill Daniels.

         In addition, the selling stockholder may donate or transfer as gifts some or all of its shares, may pledge its shares or may transfer its shares for no value to beneficiaries of the listed selling stockholder. This prospectus may also be used for resales by these pledgees, donees, beneficiaries or transferees of the selling stockholder listed below and we will identify any of those pledgees, donees, beneficiaries or transferees, if required, in a supplement to the original prospectus.

         The table below lists the number of shares of Adelphia's Class A common stock that the Estate of Bill Daniels beneficially owns upon the closing of the sale of the cable television systems to an entity controlled by members of the Rigas family and the receipt of 2,424,004 shares of Class A common stock from the Rigas family, the number of shares offered pursuant to this prospectus and the number of shares the Estate of Bill Daniels will own after the offering assuming it sells all of the offered shares. The numbers presented under "Class A Common Stock Held After Offering" and "Percent of Class A Common Stock Held After Offering" in the table below assume that all of the shares held by the selling stockholder and being offered under this prospectus are sold to persons who are not affiliates of the selling stockholder, and that the selling stockholder acquires no additional shares of Class A common stock before the completion of this offering.


                                                                                                  PERCENT OF
                               SHARES OF      PERCENT OF      SHARES OF        CLASS A             CLASS A
                                CLASS A        CLASS A         CLASS A         COMMON              COMMON
                                COMMON         COMMON          COMMON         STOCK HELD         STOCK HELD
NAME                            STOCK           STOCK       STOCK OFFERED    AFTER OFFERING     AFTER OFFERING
----                            -----           ------      -------------    --------------     --------------
Estate of Bill Daniels....... 2,424,004         1.6%          2,424,004            --                 --


                              PLAN OF DISTRIBUTION

         The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed or quoted, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

         (a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

         (c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

         (e)      privately negotiated transactions;

         (f)      short sales;

         (g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

         (h) through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

         (i) one or more underwritten offerings on a firm commitment or best efforts basis; and

         (j)      any combination of any of these methods of sale.


The distribution of the shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or quoted, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

         To the extent required under the Securities Act of 1933, the aggregate amount of selling stockholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

         A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

         Shares may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more "remarketing firms," acting as principals for their own accounts or as agents for Adelphia or the selling stockholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Adelphia or the selling stockholder and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the shares remarketed by them.

         Adelphia has indemnified the selling stockholders against some liabilities, including liabilities under the Securities Act, and otherwise agreed to contribute with respect to payments which the selling stockholder may be required to make in respect thereof. We have also agreed to pay all expenses of the selling stockholder in connection with this offering, but not including expenses of counsel or other advisors to the selling stockholder. Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Adelphia to indemnification by Adelphia or the selling stockholder against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

         The selling stockholder and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

         We will not receive any proceeds from sales of any securities by the selling stockholders.

         We can not assure you that any or all of the shares offered in this prospectus will be sold.

         Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, Adelphia and its subsidiaries in the ordinary course of business.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices in Chicago, Illinois or New York, New York. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

         This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

         We are incorporating by reference the following documents that we have filed with the SEC:

              o our Annual Report on Form 10-K for the year ended December 31, 2000, as amended by our Form 10-K/A;

              o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

              o  our Current Reports on Form 8-K for the events dated
                 June 7, 2001, April 25, 2001, April 20, 2001, February 14,
                 2001, February 2, 2001, January 23, 2001, January 18, 2001,
                 January 8, 2001, January 3, 2001 and January 1, 2001, and exhibits 99.01 and 99.02 to our Current Report on Form 8-K for the event dated September 9, 1999 (as amended by our Form 8-K/A filed on January 2, 2001);

              o our definitive proxy statement dated July 7, 2000 with respect to the Annual Meeting of Stockholders held on July 31, 2000 (except that Appendix A thereto has been superseded by the Form 10-K/A-2, filed on December 19, 2000); and

              o the description of our Class A common stock contained in our registration statement filed with the SEC under Section 12 of the Exchange Act and subsequent amendments and reports filed to update such description.

         We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed.

     You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                       Adelphia Communications Corporation
                              One North Main Street
                         Coudersport, Pennsylvania 16915
                          Attention: Investor Relations
                            Telephone: (814) 274-9830

         You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus. We are not making this offer of securities in any state or country in which the offer or sale is not permitted.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from Adelphia's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Century Communications Corp. and subsidiaries as of May 31, 1999 and 1998 and for each of the three years in the period ended May 31, 1999, incorporated by reference in this prospectus from Adelphia's Current Report on Form 8-K filed September 9, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of FrontierVision Partners, L.P. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998, have been incorporated by reference herein from Adelphia's Current Report on Form 8-K filed September 9, 1999 (as amended January 2, 2001), in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       ADELPHIA COMMUNICATIONS CORPORATION


                    2,424,004 SHARES OF CLASS A COMMON STOCK



                               ------------------

                                   PROSPECTUS

                               ------------------



         We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any shares of Class A common stock in any jurisdiction where it is unlawful. The information in this prospectus is current as of July 2, 2001.